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                                                                   EXHIBIT 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 333-27989, 333-32831, 333-56055, 333-68663, 333-68663-01, 333-79221,
333-79221-01, 333-79221-02 and 333-79221-03 on Form S-3, and Registration
Statements No. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843,
333-45657, 333-46671, 333-79627 and 333-93183 on Form S-8 and Registration
Statement No. 333-93181 on Post Effective Amendment No. 1 to Form S-8 of Texas Utilities Company (doing business as TXU Corp.) of our report dated February 16, 2000, appearing in this Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Dallas, Texas
March 17, 2000